Exhibit 10.1

CONformed copy

INFLATION-LINKED TERM LOAN AGREEMENT

DATED 24 May 2016

Between WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC as the Company and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Lender GBP100,000,000

ALLEN & OVERY Allen & Overy LLP
0097590-0000008 BK:36062041.1

Contents

Clause Page

1. Interpretation	1
2. The Facility	13
3. Purpose	13
4. Conditions Precedent	14
5. Drawdown	14
6. Repayment	14
7. Prepayment and Cancellation	15
8. Interest	16
9. Tax Gross-Up and Indemnities	17
10. Indexation	23
11. Increased Costs	26
12. Mitigation	27
13. Payments	27
14. Representations	28
15. Information Covenants	32
16. Financial Covenants	34
17. General Covenants	37
18. Default	42
19. Evidence and Calculations	46
20. Indemnity	46
21. Expenses	47
22. Amendments and Waivers	48
23. Changes to the Parties	48
24. Confidentiality and Disclosure of Information	51
25. Set-off	53
26. Severability	53
27. Counterparts	54
28. Notices	54
29. Language	55
30. Governing Law	55
31. Enforcement	55

Schedule

1. Conditions Precedent Document	57
2. Form of Transfer Certificate	58
3. Form of Compliance Certificate	61
4. Form of Subordination Deed	62

Annex

1. Form of Subordinated Creditor Accession Deed	67
2. Form of Certificate	70

Signatories	73

THIS AGREEMENT is dated 24 May 2016 and made

BETWEEN:

(1)	WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC (registered number 02366923) (the Company); and
(2)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the Lender);

IT IS AGREED as follows:

1.	Interpretation
1.1	Definitions

In this Agreement:

2008 ISDA Inflation Derivatives Definitions means the 2008 ISDA Inflation Derivatives Definitions published by ISDA in 2008.

Acceptable Bank means:

(a)	the Lender;
(b)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or
(c)	any other bank or financial institution approved by the Lender (acting reasonably).

Acceptable Jurisdiction means:

(a)	the United States of America;
(b)	the United Kingdom; or
(c)	any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of A- or higher by Standard & Poor's Rating Services or A3 or higher from Moody's Investor Services Limited or A- or higher from Fitch Ratings Ltd.

Accretion Mechanism means, in relation to the Loan, multiplying £100,000,000 (being the Commitment) by the Index Ratio calculated on the Rate Fixing Day for the then current Interest Period, unless:

(a)	such adjustment results in an amount less than £100,000,000, in which case the Loan is £100,000,000; or
(b)	such adjustment results in an amount greater than £200,000,000, in which case the Loan is £200,000,000.

Act means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.

1

Affected Party means, in respect of a termination of the Related Swap Agreement:

(a)	if there are two Affected Parties (as defined in section 14 of the 2002 ISDA Master Agreement) with respect to the termination of the Related Swap Agreement, both the Lender and its counterparty to the Related Swap Agreement; or
(b)	if there is only one Affected Party with respect to the termination of the Related Swap Agreement, whichever of the Lender or its counterparty to the Related Swap Agreement is the Affected Party (as defined in section 14 of the 2002 ISDA Master Agreement).

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Applicable Accounting Principles means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements.

Authority means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000.

Balancing and Settlement Code means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence.

Balancing and Settlement Code Framework Agreement means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which the Company is a party and by which the Balancing and Settlement Code is made binding upon the Company.

Base Index Figure means the UKRPI figure published for March 2016 by the Office of National Statistics, being 261.1.

Basel III means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)	the rules for global systematically important banks contained in "Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open in London.

Code means the US Internal Revenue Code of 1986.

2

Commitment means £100,000,000, or zero if the Commitment has been cancelled or transferred by the Lender pursuant to this Agreement.

Compliance Certificate means a certificate substantially in the form of Schedule 3 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Confidential Information means all information relating to the Company, the Group, the Finance Documents or the Loan of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Loan from any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 24 (Confidentiality and Disclosure of Information); or
(b)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(c)	is known by the Lender before the date the information is disclosed to it by the relevant member of the Group or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Lender.

Contribution Notice means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

CRD IV means:

(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

CTA means the Corporation Tax Act 2009.

Default means:

(a)	an Event of Default; or
(b)	an event which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Disruption Event means either or both of:

3

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dodd-Frank means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 stat. 1376 (2010) and all requests, rules, guidelines or directives in connection therewith.

Drawdown Date means 31 May 2016.

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);
(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)	land (including, without limitation, land under water).

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;
(b)	the conditions of the workplace; or
(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

Event of Default means an event specified as such in this Agreement.

Facility Office means the office notified by the Lender in writing to the Company on or before the date of this Agreement through which it will perform its obligations under this Agreement (or, in the case of a New Lender, the office notified to the Company in writing on or prior to the date on which it becomes a New Lender) or such other office as it may from time to time select by not less than five Business Days' notice to the Company.

4

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or
(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)	in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or
(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Final Maturity Date means 31 May 2026.

Finance Document means:

(a)	this Agreement;
(b)	a Transfer Certificate; or
(c)	any other document designated as such by the Lender and the Company.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;
(b)	any acceptance credit;
(c)	any bond, note, debenture, loan stock or other similar instrument;
(d)	any redeemable preference share;
5

(e)	any finance or capital lease;
(f)	receivables sold or discounted (otherwise than on a non-recourse basis);
(g)	the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;
(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);
(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;
(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or
(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

Financial Support Direction means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

Fixed Rate means 49.75bps (being 0.4975 per cent.).

Group means the Company and its Subsidiaries.

Holding Company means in relation to a person, any other person in respect of which it is a Subsidiary.

Increased Cost means:

(a)	an additional or increased cost;
(b)	a reduction in the rate of return under a Finance Document or on the Lender's (or its Affiliate's) overall capital; or
(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates but only to the extent attributable to the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Index means the UKRPI or any Successor Index determined in accordance with the terms of this Agreement.

Index Figure means, in respect of an Interest Period, the UKRPI figure published by the Office of National Statistics for the Reference Month falling two calendar months prior to the month in which the Interest Payment Date falls for such Interest Period.

Interest Payment Amount has the meaning given to that term in Clause 8.1 (Calculation of interest).

6

Index Ratio means the Index Figure divided by the Base Index Figure (rounded to five decimal places).

Index Sponsor means the entity that publishes or announces the Index Figure.

Interest Payment Date means the last day of each Interest Period.

Interest Period means each period determined in accordance with Clause 8.3 (Interest Periods).

ISDA Inflation Derivatives Definitions means the 2008 ISDA Inflation Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc., as the same may be amended, supplemented or substituted on or prior to the Drawdown Date.

ITA means the Income Tax Act 2007.

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)	similar principles, rights and defences under the laws of any jurisdiction in which a member of the Group or a Holding Company of the Company is incorporated; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 1 (Conditions Precedent Documents).

Licence means:

(a)	the electricity distribution licence made and treated as granted to the Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September 2001; or
(b)	any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 which permit the Company to distribute electricity in the area it is certified to operate in.

LMA means the Loan Market Association.

Loan means the loan made or to be made under this Agreement as adjusted on each Interest Payment Date in accordance with the Accretion Mechanism.

Mandatory Prepayment Event has the meaning given to that term in Clause 10.1 (Delay or Cessation of Publication).

Material Adverse Effect means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;
7

(b)	the ability of the Company to perform its payment obligations under the Finance Documents or its obligations under Clauses 16.3 (Interest Cover) or 16.4 (Asset Cover) of this Agreement; or
(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Material Subsidiary means, at any time, a Subsidiary of the Company whose gross assets or gross revenues (on a consolidated basis and excluding intra-Group items) then equal or exceed 10 per cent. of the gross assets or gross revenues of the Group.

For this purpose:

(a)	the gross assets or gross revenues of a Subsidiary of the Company will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;
(b)	if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or gross revenues of that Subsidiary will be determined from its latest financial statements;
(c)	the gross assets or gross revenues of the Group will be determined from the Company's latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or gross revenues of any company or business subsequently acquired or disposed of; and
(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

New Lender has the meaning given to that term in Clause 23 (Changes to the Parties).

OFGEM means the Office of Gas and Electricity Markets.

Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31 March 2015.

Overnight LIBOR means, for any day, the rate for deposits in Sterling having an overnight maturity (or a maturity as nearly as may be to an overnight maturity) which appears on the appropriate page of the Bloomberg screen (or, if applicable, an equivalent screen of another information provider) as of 11.00 a.m. on such day (or if such a day is not a Business Day, on the immediately preceding Business Day) or, if such rate does not appear on the appropriate page of the Bloomberg screen (or, if applicable, an equivalent screen of another information provider), the rate determined by the Lender on the basis of the average of the rates at which deposits in Sterling are offered to prime banks in the London Interbank Market by the Reference Banks, at approximately 11.00 a.m. on such day and for a comparable period.

Party means a party to this Agreement.

8

Pensions Regulator means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

PPL means PPL Corporation, a company incorporated in Pennsylvania, U.S.A. whose head office is in Two N 9th Street, Allentown, PA18101, Pennsylvania, U.S.A., registered number 2570936.

PUHCA means the Public Utility Holding Company Act of 2005, as amended, of the United States of America.

Qualifying Lender has the meaning given to such term in Clause 9.1 (Definitions)).

Quasi-Security Interest has the meaning given to such term in Clause 17.5 (Negative pledge).

Rate Fixing Day means, in respect of an Interest Period, the day falling five Business Days prior to the Interest Payment Date for such Interest Period.

Reference Banks means the principal London offices of such banks as may be appointed by the Lender in consultation with the Company and with the consent of the bank so appointed.

Reference Gilt means such bond selected by the Lender and issued on or before the Drawdown Date by or on behalf of HM Treasury which pays a coupon or redemption amount which is calculated by reference to the Index with a maturity which falls on:

(a)	the same day as the Maturity Date;
(b)	the next longest maturity after the Maturity Date if there is no such bond maturing on the Maturity Date; or
(c)	the next shortest maturity before the Maturity Date if no bond defined in paragraphs (a) or (b) above is available for selection by the Lender;

provided that: (i) if there is more than one inflation-linked bond maturing on the same date, the Reference Gilt shall be selected by the Lender from those bonds; and (ii) if the bond selected by the Lender in accordance with paragraphs (a) to (c) (inclusive) above is redeemed, the Lender will select a new bond on the same basis, but selected from all eligible bonds in issue at the time the originally selected bond redeems (including any bond for which the redeemed bond is exchanged).

Reference Month has the meaning given to that term in the ISDA Inflation Derivatives Definitions.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Related Swap Agreement means any swap agreement entered into by the Lender on or around the date of this Agreement in order to hedge its exposure to the Index in connection with this Agreement, in respect of a reference amount which does not, in aggregate for all such agreements, exceed the amount of the Loan, and which:

(a)	incorporates without amendment and does not contain any provision which conflicts with or overrides the provisions of the 2008 ISDA Inflation Derivatives Definitions which are equivalent to the provisions of Clause 10.1 (Delay or Cessation of Publication) to Clause 10.4 (Manifest Error in Publication) (inclusive);
9

(b)	includes an additional termination event which would occur if a party to such swap agreement(s) (or an agent appointed for the purpose) were to determine that there is no appropriate alternative index in accordance with the provisions of such swap agreement(s) which are equivalent to paragraphs (d) to (g) of Clause 10.1 (Delay or Cessation of Publication); and
(c)	incorporates without amendment and does not contain any provision which conflicts with or overrides:
(i)	the definition of “Close-out Amount” (and any provisions for determining the same), “Early Termination Amount” and “Unpaid Amount”, in each case set out in section 14 of the 2002 ISDA Master Agreement;
(ii)	section 6(d)(i) (Statement) of the 2002 ISDA Master Agreement; and
(iii)	section 6(e) (Payments on Early Termination) of the 2002 ISDA Master Agreement,

and applies such provisions in the determination of amounts payable upon the occurrence of an Early Termination Event (as defined in section 14 of the 2002 ISDA Master Agreement).

Repeating Representations means each of the representations and warranties set out in Clause 14.2 (Status) to Clause 14.8 (Financial statements) (inclusive), Clause 14.10 (Litigation), Clause 14.12 (Non-Violation of other Agreements) and Clause 14.13 (Governing Law and Enforcement).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Request has the meaning given to that term in paragraph (a) of Clause 5.1 (Drawdown).

Secretary of State means the Secretary of State for Business, Innovation and Skills.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Sterling and £ mean the lawful currency of the United Kingdom.

Subordination Deed means a document in the form set out in Schedule Schedule 4 (Form of Subordination Deed) duly completed and executed by the parties thereto.

Subsidiary means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and
(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

Successor Index has the meaning given to that term in Clause 10.1 (Delay or Cessation of Publication).

Swap Break Costs means the amount determined in accordance with paragraph (d) of Clause 20.1 (Indemnity).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, addition to tax or any interest payable in connection with any failure to pay or any delay in paying any of the same).

10

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either an increase in a payment made by the Company to the Lender under Clause 9.2 (Tax gross-up) or a payment under Clause 9.3 (Tax indemnity).

Transfer Certificate means a certificate, substantially in the form of Schedule 2 (Form of Transfer Certificate), or any other form agreed between the Lender and the Company.

Transfer Date means, in relation to a transfer, the proposed Transfer Date specified in the relevant Transfer Certificate.

U.K. means the United Kingdom.

UKRPI has the meaning given to the term "GBP – Non-revised Retail Price Index (UKRPI)" in Annex A to the ISDA Inflation Derivatives Definitions.

Unpaid Sum means any sum due and payable but unpaid by the Company under the Finance Documents.

US means the United States of America.

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112; and
(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
1.2	Construction
(a)	The following definitions have the meanings given to them in Clause 16 (Financial Covenants):
(i)	Cash;
(ii)	Cash Equivalent Investments;
(iii)	Consolidated EBITDA;
(iv)	Interest Payable;
(v)	Measurement Period;
(vi)	Regulatory Asset Base; and
(vii)	Total Net Debt.
(b)	In this Agreement, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;
(ii)	assets includes present and future properties, revenues and rights of every description;
11

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;
(iv)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;
(vi)	know your customer requirements are the identification checks that a Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;
(vii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;
(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(ix)	the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person;
(x)	a currency is a reference to the lawful currency for the time being of the relevant country;
(xi)	a Default (other than an Event of Default) being outstanding means that it has not been remedied or waived and an Event of Default being outstanding means that it has not been waived;
(xii)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xiii)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;
(xiv)	a person includes its successors in title, permitted assigns and permitted transferees;
(xv)	a Finance Document or another document is a reference to that Finance Document or other document as amended; and
(xvi)	a time of day is a reference to London time.
(c)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
12

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(iii)	notwithstanding paragraph (c)(i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.
(d)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.
(e)	Unless the contrary intention appears:
(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;
(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and
(iii)	any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.
(f)	The headings in this Agreement do not affect its interpretation.
2.	The Facility
2.1	The Loan

Subject to the terms of this Agreement, the Lender agrees to make available to the Company a committed term loan in Sterling in an amount equal to the Commitment in one advance only.

2.2	Availability

The Loan may not be made at any time after close of business on the Drawdown Date.

3.	Purpose
3.1	Purpose

The Company shall apply the proceeds of the Loan towards the general corporate purposes of the Group and in compliance with the Licence.

3.2	No obligation to monitor

Without affecting the obligations of the Company in any way, the Lender is not bound to monitor or verify the application of the proceeds of the Loan.

13

4.	Conditions Precedent
4.1	Conditions precedent documents

The Lender will only be obliged to comply with paragraph (b) of Clause 5.1 (Drawdown) if, on or before the date of this Agreement, it has received all of the documents and evidence set out in Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to it, unless it has waived its entitlement to do so. The Lender shall notify the Company promptly upon being so satisfied.

4.2	Further conditions precedent

The Loan shall not be advanced under this Agreement unless on both the date of the Request and the Drawdown Date:

(a)	the Repeating Representations are correct in all material respects; and
(b)	no Default is outstanding or would result from the Loan.
5.	Drawdown
5.1	Drawdown
(a)	On the date of this Agreement, the Company shall be deemed to have made an irrevocable request (the Request) to the Lender to borrow the Loan on the following terms:
(i)	the proposed drawdown date will be the Drawdown Date;
(ii)	the amount requested will be equal to the Commitment;
(iii)	the first Interest Period complies with Clause 8.3 (Interest Periods) and the first Interest Period will end on 30 November 2016; and
(iv)	the Company's payment instructions are:

Western Power Distribution (East Midlands) plc

HSBC Bank plc

Account number 32676133

Sort Code 40-14-13.

(b)	The Lender shall, subject to the terms of this Agreement, be obliged, through its Facility Office, to make the Loan available to the Company for value on the Drawdown Date.
6.	Repayment
6.1	Repayment
(a)	The Company must repay the Loan to the Lender in full on the Final Maturity Date.
(b)	No amount of the Loan, once repaid or prepaid, may be re-borrowed.
14

7.	Prepayment and Cancellation
7.1	Mandatory prepayment
(a)	The Lender must notify the Company promptly if:
(i)	it becomes aware that it is unlawful in any jurisdiction for it to perform any of its obligations under a Finance Document or to fund or maintain the Loan; or
(ii)	a Mandatory Prepayment Event occurs under Clause 10.1 (Delay or Cessation of Publication).
(b)	After notification under paragraph (a) above:
(i)	the Company must repay or prepay the Loan together with all other amounts payable by it under this Agreement on the date specified in paragraph (c) below; and
(ii)	the Commitment will be immediately cancelled.
(c)	The date for repayment or prepayment of the Loan will be:
(i)	the last day of the then current Interest Period in respect of the Loan; or
(ii)	if later, the latest date allowed by the relevant law.
(d)	Clause 20 (Indemnity) applies to any prepayment under this Clause.
7.2	Voluntary prepayment

Without prejudice to Clause 20 (Indemnity), the Company may, if it gives the Lender not less than 15 Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole (but not part) of the Loan plus any accrued but unpaid interest.

7.3	Automatic cancellation

The Commitment shall be automatically cancelled at close of business on the Drawdown Date.

7.4	Tax and increased costs
(a)	If the Company is, or will on the next Interest Payment Date be, required to pay to the Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Lender requesting prepayment of the Loan.
(b)	After notification under paragraph (a) above, the Company must repay or prepay the Loan made to it on the date specified in paragraph (c) below.
(c)	The date for repayment or prepayment of the Loan then outstanding will be the next occurring Interest Payment Date or, if earlier, the date specified by the Company in its notification.
7.5	Miscellaneous provisions
(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s).
15

(b)	All prepayments under this Agreement must be made together with accrued interest up to and including the date of prepayment on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 20 (Indemnity)) without penalty or premium.
(c)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.
(d)	No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.
8.	Interest
8.1	Calculation of interest
(a)	The amount of interest payable in respect of any Interest Period shall be the Interest Payment Amount.
(b)	In this Clause 8 (Interest), Interest Payment Amount means, for each Interest Period:
(i)	the Commitment; multiplied by
(ii)	the Index Ratio; multiplied by
(iii)	the Fixed Rate; multiplied by
(iv)	the actual number of days in the relevant Interest Period in respect of which payment is being made divided by 365,

rounded to five decimal places.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, each Interest Payment Amount is payable by the Company on each Interest Payment Date.

8.3	Interest Periods
(a)	The term of the Loan is divided into successive Interest Periods ending on 30 November and 31 May in each calendar year or such other period as the Parties may agree from time to time (each, an Interest Period) for the calculation of Interest.
(b)	An Interest Period for the Loan shall not extend beyond the Final Maturity Date.
(c)	Each Interest Period and each Interest Payment Date shall be subject to adjustment in accordance with Clause 13.5 (Business Days) except that the final Interest Payment Date shall fall on the Final Maturity Date or on the Business Day immediately preceding the Final Maturity Date if the Final Maturity Date is not a Business Day.
8.4	Interest on overdue amounts
(a)	If the Company fails to pay any amount payable by it under this Agreement (an overdue amount), it must promptly on demand by the Lender pay default interest on the overdue amount from the due date up to the date of actual payment, both before, on and after judgment, at a rate (the Default Rate) as determined by the Lender to be equal to 1% plus Overnight LIBOR on the overdue amount for each day during the period of non-payment as if the overdue amount had, during such period of
16

non-payment, constituted a Loan for such successive Interest Periods of such duration as the Lender may determine (each a Default Term).

(b)	If the overdue amount consists of all or part of the Loan and becomes due and payable on a day which was not the last day of an Interest Period relating to the Loan, then:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the then current Interest Period relating to the Loan (if any); and
(ii)	the rate of interest applying to the overdue amount during the first Interest Period shall be 1% above the rate which would have applied if the overdue amount had not become due.
(c)	The Default Rate will be determined on the first day of, or two Business Days before the first day of, the relevant Default Term, as appropriate.
(d)	If the Lender determines that deposits in the currency of the overdue amount are not at the relevant time being made available to leading banks in the London interbank market, the Default Rate will be determined by reference to the cost of funds to the Lender from such sources as it reasonably may select.
(e)	Default interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
8.5	Notification of rates of interest

The Lender must promptly and, in respect of amounts to be paid on each Interest Payment Date, within one Business Day of the relevant Rate Fixing Date, notify the Company of each amount of interest payable by it under this Agreement (together with reasonable details thereof).

9.	Tax Gross-Up and Indemnities
9.1	Definitions
(a)	In this Agreement:

Qualifying Lender means:

(i)	a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(A)	a Lender:
(1)	which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document; or
(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:
17

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;
(2)	a partnership each member of which is:

(a) a company so resident in the United Kingdom; or

(b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(C)	a Treaty Lender; or
(ii)	a Lender which is a building society (as defined for the purpose of section 880 of ITA) making an advance under a Finance Document.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)	a partnership each member of which is:
(A)	a company so resident in the United Kingdom; or
(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Treaty Lender means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;
(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and
18

(iii)	meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, except that for this purpose it shall be assumed that the following are satisfied:
(A)	any condition which relates (expressly or by implication) to the amounts or terms of any Loan or the Finance Documents or any condition which relates (expressly or by implication) to there not being a special relationship between the Company and the Finance Party or between them both and another person; and
(B)	any necessary procedural formality.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

UK Non-Bank Lender means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the assignment agreement or Transfer Certificate which it executes on becoming a Party.

(b)	Unless a contrary indication appears, in this Clause 9 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
9.2	Tax gross-up
(a)	The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Company on becoming so aware in respect of a payment payable to that Lender.
(c)	If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
(i)	the payment could have been made to the Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date the Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or
(ii)	the Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:
(A)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and the Lender has received from the Company a certified copy of that Direction; and
(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
19

(iii)	the Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:
(A)	the Lender has not given a Tax Confirmation to the Company; and
(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or
(iv)	the Lender is a Treaty Lender and the Company making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.
(e)	If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Lender a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g) (i)	Subject to paragraph (ii) below, a Treaty Lender and the Company which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Company to obtain authorisation to make that payment without a Tax Deduction.
(ii)	Nothing in paragraph (i) above shall require a Treaty Lender to:
(A)	register under the HMRC DT Treaty Passport scheme;
(B)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or
(C)	file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of Clause 9.5 (HMRC DT Treaty Passport scheme confirmation) and the Company making that payment has not complied with its obligations under paragraph (j) below or paragraph (b) of Clause 9.5 (HMRC DT Treaty Passport scheme confirmation).
(h)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.
(i)	A UK Non-Bank Lender shall promptly notify the Company if there is any change in the position from that set out in the Tax Confirmation.
(j)	Any Lender which has confirmed that it is entitled to use its DT Treaty Passport in accordance with paragraph (a) of Clause 9.5 will reasonably promptly notify the Company if at any time it ceases to holds a passport under the HMRC DT Treaty Passport scheme or if it ceases to be able to use such passport as a Lender.
20

(k)	If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of Clause 9.5 (HMRC DT Treaty Passport scheme confirmation), the Company shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan.
9.3	Tax indemnity
(a)	Except as provided below, the Company must, within three Business Days of demand, indemnify the Lender against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by the Lender for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.
(b)	Paragraph (a) above does not apply to any Tax assessed on the Lender under the laws of the jurisdiction in which:
(i)	the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or
(ii)	the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Lender, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to any Tax assessed on the Lender to the extent the loss or liability:
(i)	is compensated for by an increased payment under Clause 9.2 (Tax gross-up);
(ii)	would have been compensated for by an increased payment under Clause 9.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 9.2 (Tax gross-up) applied; or
(iii)	relates to a FATCA Deduction required to be made by a Party.
(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.
9.4	Tax Credit

If the Company makes a Tax Payment and the Lender has obtained, used and retained any Tax Credit that is attributable to that Tax Payment, then, if in its discretion (acting reasonably) it can do so without any further adverse consequences for it, the Lender must pay an amount to the Company which the Lender determines (in its discretion, acting reasonably) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by the Company. The Lender shall take those steps it considers in its opinion reasonable to seek and claim any tax credit.

21

9.5	HMRC DT Treaty Passport scheme confirmation
(a)	A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (without liability to the Company) in the Transfer Certificate or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate or Increase Confirmation.
(b)	Where a New Lender includes the indication described in paragraph (a) above of Clause 9.5 in the relevant Transfer Certificate or Increase Confirmation the Company shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the relevant Transfer Date and shall promptly provide the Lender with a copy of that filing.
9.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in respect of a Transfer Certificate or other transfer or disposal of the Lender's rights or obligations under a Finance Document.

9.7	VAT
(a)	All amounts set out, or expressed in a Finance Document to be payable by any Party to the Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and the Lender shall promptly provide an appropriate VAT invoice to such Party).
(b)	Where a Finance Document requires any Party to reimburse or indemnify the Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(c)	Any reference in this Clause 9.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).
9.8	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
22

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;
(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)	Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
9.9	FATCA Deduction
(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction, or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.
10.	Indexation
10.1	Delay or Cessation of Publication
(a)	If, by the Rate Fixing Day for the relevant Interest Period, the Index Figure for a Reference Month required for the calculation of a payment under this Agreement has not been published or announced by the Index Sponsor, then the Lender shall promptly give notice to the Company stating that such event has occurred and shall determine the Index Figure applicable for such purposes (the Substitute Index Figure) by using the following methodology:
(i)	if applicable, the Lender will take the same action to determine the Substitute Index Figure as that taken by the calculation agent pursuant to the terms and conditions of the Reference Gilt; or
23

(ii)	if no such Substitute Index Figure is determined pursuant to paragraph (a)(i) above, then the Lender shall determine the Substitute Index Figure as follows:

Substitute Index Figure = Base Level x (Latest Level / Reference Level)

where:

Base Level means the Index Figure (excluding any “flash” estimates) published or announced by the Index Sponsor for the month falling 12 (twelve) calendar months prior to the month in respect of which the Substitute Index Figure is being determined;

Latest Level means the latest Index Figure (excluding any “flash” estimates) published or announced by the Index Sponsor prior to the month in respect of which the Substitute Index Figure is being calculated; and

Reference Level means the Index Figure (excluding any “flash” estimates) for the month falling 12 (twelve) calendar months prior to the month referred to in the definition of "Latest Level" above.

(b)	If an Index Figure is published or announced at any time after the Rate Fixing Day, such Index Figure will not be used in any calculations. The Substitute Index Figure so determined pursuant to this Clause 10.1, will be the definitive level for that Reference Month.
(c)	If the Index has not been published or announced for two consecutive months or the Index Sponsor announces that it will no longer continue to publish or announce the Index, then the Lender shall promptly give notice to the Company stating that such event has occurred and shall determine an appropriate successor index (a Successor Index) (in lieu of any previously applicable Index) in accordance with the following paragraphs of this Clause 10.1. The determination of any Successor Index, and any such adjustment, shall take effect as of a date decided by the Lender.
(d)	If at any time (other than after a Mandatory Prepayment Event has occurred pursuant to paragraph (h) below) a successor index has been designated for the purposes of the Reference Gilt, such successor index shall be the "Successor Index" in respect of the Loan, notwithstanding that any other Successor Index may previously have been determined under paragraphs (e), (f) or (g) below.
(e)	If a Successor Index has not been determined under paragraph (d) above (and a Mandatory Prepayment Event has not occurred pursuant to paragraph (h) below) and a notice has been given or an announcement has been made by the Index Sponsor specifying that the Index will be superseded by a replacement Index specified by the Index Sponsor, and the Lender determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the "Successor Index".
(f)	If a Successor Index has not been determined under paragraph (d) or (e) above (and a Mandatory Prepayment Event has not occurred pursuant to paragraph (h) below) and a replacement index has been determined under the Related Swap Agreement, such replacement index shall be the Successor Index.
(g)	If, by the fifth Business Day prior to the next Interest Payment Date which would be affected by the failure to determine a Successor Index, a Successor Index has not been determined under paragraphs (d), (e) or (f) above, the Lender shall select a "Successor Index", taking into account the practice in the market for swaps linked to the Index.
24

(h)	If the Lender determines that there is no appropriate Successor Index, then a Mandatory Prepayment Event will be deemed to have occurred.
10.2	Rebasing of the Index

If the Lender determines that the Index has been or will be rebased at any time, the Index as so rebased (the Rebased Index) will be used for the purposes of determining the level of an Index from the date of such rebasing, provided however, that the Lender shall make such adjustments as are made by the calculation agent pursuant to the terms and conditions of the Reference Gilt, if any, to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made under the Loan.

10.3	Material Modification Prior to an Interest Payment Date

If the Index Sponsor announces that it will make a material change to the Index, then the Lender shall make any such adjustments to the Index consistent with adjustments made to the Reference Gilt. Any change announced by the Index Sponsor later than five Business Days prior to the date on which any payment is due hereunder shall be disregarded for the purposes of that payment.

10.4	Manifest Error in Publication

If, within 30 days of publication, the Lender determines that the Index Sponsor has corrected the level of the Index to remedy a manifest error in its original publication, the Lender will:

(a)	notify the Company of that correction;
(b)	notify the Company of the amount which is payable by the Company or to be refunded to the Company as a result of that correction; and
(c)	take such other action as it may deem necessary to give effect to such correction.

provided that any amount payable pursuant to paragraph (b) above shall be paid or refunded, as applicable (with no interest accruing thereon):

(i)	in connection with an Index Sponsor's correction to remedy a manifest error in the level of an Index for a Reference Month for which the scheduled Interest Payment Date has occurred, within five Business Days after notice by the Lender of such amount payable by the Lender;
(ii)	in connection with an Index Sponsor's correction to remedy a manifest error in the level of an Index for a Reference Month for which the scheduled Interest Payment Date has not occurred, as an adjustment to the payment obligation on the next scheduled Interest Payment Date; or
(iii)	if there is no further scheduled Interest Payment Date, within five Business Days after notice of such amount payable by the Lender.
10.5	Correction of the Index

To the extent that the Index Sponsor has corrected the level of the Index in the period from the Final Maturity Date until the date ending three months after the Final Maturity Date, the terms of paragraphs (b) and (c) of Clause 10.4 shall apply and the relevant Party shall, within five Business Days of the notice given by the Lender pursuant to paragraph (b) above of Clause 10.4, make such

25

payments to the other as may be required to put them in the position they would have been in had the corrected Index originally been published.

11.	Increased Costs
11.1	Increased Costs

Except as provided below in this Clause, the Company must pay to the Lender the amount of any Increased Cost incurred by the Lender or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation;
(b)	compliance with any law or regulation made after the date of this Agreement provided that for the purposes of this Agreement and any other Finance Document, Dodd-Frank shall be deemed to be a law or regulation made after the date of this Agreement; or
(c)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
11.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause;
(b)	a Tax on the overall net income of the Lender or any of its Affiliates;
(c)	attributable to a FATCA Deduction required to be made by a Party;
(d)	attributable to the Lender or its Affiliate wilfully failing to comply with any law or regulation;
(e)	attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates); or
(f)	not notified by the Lender to the Company within three Months of the Lender becoming aware of such Increased Cost.
11.3	Claims

If the Lender intends to make a claim for an Increased Cost, it must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

26

12.	Mitigation
12.1	Mitigation
(a)	The Lender must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in the Loan ceasing to be available or:
(i)	any Tax Payment or Increased Cost being payable to the Lender;
(ii)	the Lender being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or
(iii)	the Lender incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	The Lender is not obliged to take any step under this Clause 12 if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.
(c)	The Lender must promptly notify the Company of any circumstances as described in paragraphs (a)(i) to (a)(iii) of this Clause 12.1.
(d)	The Company must indemnify the Lender for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 12.1.
(e)	This Clause does not in any way limit the obligations of the Company under the Finance Documents.
12.2	Conduct of business by the Lender Finance Party

No term of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or
(b)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.
13.	Payments
13.1	Place

All payments by the Company under the Finance Documents must be made to the Lender to its account at such office or bank in London as the Lender may notify to the Company for this purpose and by not less than five Business Days' prior notice.

13.2	Funds

Payments under the Finance Documents to the Lender must be made for value on the due date at such times and in such funds as the Lender may specify to the Company as being customary at the time for the settlement of transactions in the relevant currency in the place of payment.

27

13.3	Currency of account

Each amount payable under the IL Finance Documents is payable in Sterling.

13.4	No set-off or counterclaim

All payments made by the Company under the Finance Documents must be made without set-off or counterclaim.

13.5	Business Days
(a)	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal (or overdue amount) under this Agreement interest is payable on that principal (or overdue amount) at the rate payable on the original due date.
13.6	Partial payments
(a)	If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Company under this Agreement, the Lender shall apply that payment towards the obligations of the Company under the Finance Documents in any order selected by the Lender.
(b)	This Clause will override any appropriation made by the Company.
13.7	Timing of payments

If a Finance Document does not provide for when a particular payment is due to the Lender, that payment will be due within three Business Days of demand by the Lender.

14.	Representations
14.1	Representations

The representations set out in this Clause are made by the Company to the Lender on the date of this Agreement.

14.2	Status

It is a limited liability company, duly incorporated and validly existing under the Companies Act 2006 in England and Wales.

14.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

14.4	Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

28

14.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by:

(a)	any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or
(b)	its constitutional documents.
14.6	No default
(a)	No Event of Default is outstanding or might reasonably be expected to result from the making of the Loan.
(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.
14.7	Authorisations

All authorisations required by it (including any authorisations required under PUHCA or the Act, if any):

(a)	in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; and
(b)	to make the Finance Documents admissible in evidence in England and Wales,

have been obtained or effected (as appropriate) and are in full force and effect.

14.8	Financial statements

Its audited consolidated financial statements most recently delivered to the Lender (which, at the date of this Agreement, are the Original Financial Statements):

(a)	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and
(b)	fairly represent its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements..

14.9	No material adverse change

Other than as disclosed in writing to the Lender prior to the date of this Agreement there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

14.10	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

29

14.11	Winding Up

No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up.

14.12	Non-Violation of other Agreements

Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it.

14.13	Governing Law and Enforcement
(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)	Any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
14.14	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to the Lender if the Lender is:

(a)	a Qualifying Lender:
(i)	falling within paragraph (i)(A) of the definition of Qualifying Lender; or
(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of Qualifying Lender; or
(iii)	falling within paragraph (ii) of the definition of Qualifying Lender or;
(b)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
14.15	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of the Lender's rights or obligations under a Finance Document) or the transactions contemplated by the Finance Documents.

14.16	No misleading information

Save as disclosed in writing to the Lender prior to the date of this Agreement:

(a)	any written factual information provided by any member of the Group or on its behalf was true and accurate in all material respects as at the date of the relevant report or document or as at the date (if any) at which it is stated to be given;
30

(b)	the financial projections provided have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as at the date provided; and
(c)	no event or circumstance has occurred or arisen and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in such written information being untrue or misleading in any material respect.
14.17	Pari Passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

14.18	Licence

The Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of the Licence.

14.19	Sanctions

No member of the Group or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of any member of the Group is an individual or entity (the Person) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control (the OFAC), the United Nations Security Council (the UNSC), the European Union, Her Majesty's Treasury (the HMT), or other relevant sanctions authority (collectively, Sanctions), nor is any member of the Group located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions. The Company represents for itself and on behalf of other members of the Group that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

14.20	Anti-Corruption

Each member of the Group has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance by that member of the Group with such laws.

14.21	Times for making representations
(a)	The representations set out in this Clause are made by the Company on the date of this Agreement.
(b)	The Repeating Representations are deemed to be repeated by the Company on the first date of each Interest Period.
(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.
31

15.	Information Covenants
15.1	Financial statements
(a)	The Company must supply to the Lender:
(i)	its audited consolidated financial statements for each of its financial years; and
(ii)	its interim consolidated financial statements for the first half-year of each of its financial years.
(b)	All financial statements must be supplied as soon as they are available and:
(i)	in the case of the Company's audited consolidated financial statements, within 180 days; and
(ii)	in the case of the Company's interim financial statements, within 90 days,

of the end of the relevant financial period.

15.2	Form of Financial Statement

If any financial statement delivered or to be delivered to the Lender under Clause 15.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles:

(a)	if either Party so requests, the Parties shall negotiate in good faith with a view to agreeing such amendments to the financial ratios and/or the definitions of the terms used in Clause 16 (Financial Covenants) as are necessary to give the Lender comparable protection to that contemplated at the date of this Agreement;
(b)	if amendments are agreed by the Parties within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and
(c)	if such amendments are not so agreed within 25 days, the Company shall:
(i)	within 30 days after the end of that 25 day period; and
(ii)	with all subsequent financial statements to be delivered to the Lender under Clause 15.1,

deliver to the Lender details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 2006 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

15.3	Compliance Certificate
(a)	The Company must supply to the Lender a Compliance Certificate with each set of its financial statements sent to the Lender under this Agreement.
(b)	Each Compliance Certificate must be signed by two directors of the Company.
15.4	Information – miscellaneous

The Company must supply to the Lender:

32

(a)	copies of all documents despatched by the Company to its creditors generally (or any class of them) in each case at the same time as they are despatched;
(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect;
(c)	promptly, details of the loss of the Licence or any communication from OFGEM or other government agency regarding any potential or threatened loss of the Licence;
(d)	a copy of all material information relating to any matter which is reasonably likely to have a Material Adverse Effect which the Company supplies to, or receives from, any applicable regulatory body (including OFGEM) (at the same time as it is supplied to, or promptly following its receipt from, the applicable regulatory body);
(e)	written notice of the details of any proposed changes to the Licence as soon as reasonably practicable after becoming aware of the same (other than changes of a formal, minor or technical nature);
(f)	within five Business Days of receiving them, details of any change to the rating by Moody's or Standard & Poor's of the long-term, unsecured and non credit-enhanced debt obligations of the Company;
(g)	promptly on request, a list of the then current Material Subsidiaries; and
(h)	promptly on request, such further information regarding the financial condition, business and operations of the Group as the Lender may reasonably request.
15.5	Notification of Default
(a)	The Company must notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)	Promptly on request by the Lender, the Company must supply to the Lender a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.
15.6	Use of websites
(a)	Except as provided below, the Company may deliver any information under this Agreement to the Lender by posting it on to an electronic website if:
(i)	the Lender agrees;
(ii)	the Company and the Lender designate an electronic website for this purpose;
(iii)	the Company notifies the Lender of the address of and password for the website; and
(iv)	the information posted is in a format agreed between the Company and the Lender.
(b)	The Company must promptly upon becoming aware of its occurrence, notify the Lender if:
(i)	the website cannot be accessed;
33

(ii)	the website or any information on the website is infected by any electronic virus or similar software;
(iii)	the password for the website is changed; or
(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in paragraphs (a) or (b) above occur, the Company must supply any information required under this Agreement in paper form.

15.7	Know your customer requirements

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(b)	any change in the status of the Company after the date of this Agreement; or
(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

16.	Financial Covenants
16.1	Definitions

In this Clause:

Cash means, at any time, cash denominated in a currency of the United States of America, the United Kingdom, any member state of the European Union or any Participating Member State in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable:
(i)	if that cash is deposited with the Lender, within 180 days after the relevant date of calculation; or
(ii)	if that cash is deposited with any other lender or financial institution, within 45 days after the relevant date of calculation;
34

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;
(c)	there is no Security Interest over that cash other than Security Interests permitted under paragraph (c)(xi) of Clause 17.5 (Negative pledge); and
(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Loan.

Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(b)	any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;
(ii)	issued by an issuer incorporated in an Acceptable Jurisdiction;
(iii)	which matures within one year after the relevant date of calculation; and
(iv)	which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(d)	Sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank;
(e)	any investment in money market funds which:
(i)	have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited;
(ii)	which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and
(iii)	can be turned into cash on not more than 30 days' notice; or
(f)	any other debt security approved by the Lender,

in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of the Group is alone (or together with other members of the Group beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests permitted under paragraphs (c)(xii) and (c)(xi) of Clause 17.5 (Negative pledge)).

35

Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period as adjusted by:

(a)	adding back Interest Payable;
(b)	taking no account of any exceptional or extraordinary item;
(c)	excluding any amount attributable to minority interests;
(d)	adding back depreciation and amortisation; and
(e)	taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

Interest Payable means, in relation to any Measurement Period, all interest payable and similar charges of the Group expressed in Sterling and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of the Group in relation to intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

Measurement Period means each period of 12 months ending on 31 March or 30 September.

Regulatory Asset Base means at any date, the regulatory asset base of the Company for such date as last determined and notified to the Company by OFGEM (interpolated as necessary and adjusted for additions to the regulatory asset base and adjusted as appropriate for out-turn inflation/regulatory depreciation).

Total Net Debt means, at any time, the consolidated Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of the Group excluding intra-Group items, loans from Affiliates and shareholder loans to the extent that such intra-Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed.

16.2	Interpretation
(a)	Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.
(b)	Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:
(i)	the Agent's Spot Rate of Exchange on the day the relevant amount falls to be calculated; or
(ii)	if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.
(c)	No item must be credited or deducted more than once in any calculation under this Clause.
36

16.3	Interest Cover

The Company must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Measurement Period, less than 3 to 1.

16.4	Asset Cover

The Company must ensure that on the last day of each Measurement Period, Total Net Debt does not exceed 85% of its Regulatory Asset Base.

17.	General Covenants
17.1	General

The Company agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each Material Subsidiary or each member of the Group, the Company must ensure that each of its Material Subsidiaries or each of its Subsidiaries, as the case may be, performs that covenant.

17.2	Authorisations

The Company must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or, subject to the Legal Reservations, for the validity or enforceability of, any Finance Document.

17.3	Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

17.4	Pari passu ranking

The Company must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.5	Negative pledge

In this Clause 17.5, Quasi-Security Interest means an arrangement or transaction described in paragraph (b) below.

(a)	Except as provided below, neither the Company nor any Material Subsidiary may create or allow to exist any Security Interest or Quasi-Security Interest on any of its assets.
(b)	Except as provided below, neither the Company nor any Material Subsidiary may:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any Material Subsidiary;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,
37

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:
(i)	any lien arising by operation of law and in the ordinary course of trading;
(ii)	any netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;
(iii)	any Security Interest or Quasi-Security Interest created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto;
(iv)	in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations;
(v)	any Security Interest or Quasi-Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary course of business or operations;
(vi)	any Security Interest or Quasi-Security Interest created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within six months of the date of acquisition of such asset;
(vii)	any Security Interest or Quasi-Security Interest outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within six months of the date of acquisition of such asset;
(viii)	any Security Interest or Quasi-Security Interest created or outstanding on or over any asset of any company which becomes a Material Subsidiary of the Company after the date of this Agreement where such Security Interest or Quasi-Security Interest is created prior to the date on which such company becomes a Material Subsidiary of the Company and is not created or increased in contemplation of such company being acquired and/or becoming a Material Subsidiary of the Company and the Security Interest or Quasi-Security Interest is removed or discharged within six months of the date of such company becoming a Material Subsidiary of the Company;
(ix)	any Quasi-Security Interest arising as a result of a disposal which is a disposal permitted under paragraph (b) of Clause 17.6;
(x)	any netting arrangements under any swap or other hedging transaction which is on standard market terms;
(xi)	any Security Interest or Quasi-Security Interest over bank accounts of the Company in favour of the account holding bank with whom it maintains a banking relationship
38

in the ordinary course of trade and granted as part of that bank's standard terms and conditions;

(xii)	any Security Interest or Quasi-Security Interest created or outstanding with the prior approval of the Lender; and
(xiii)	any Security Interest or Quasi-Security Interest created or outstanding on or over assets of the Company or any of its Material Subsidiaries provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security Interest created or outstanding under this exception on or over such assets shall not at any time exceed £25,000,000 or its equivalent.
17.6	Disposals
(a)	Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash) where the higher of the market value and the net consideration receivable (when aggregated with the higher of the market value and the net consideration receivable from any previous disposal by members of the Group) exceeds £10,000,000 (or its equivalent) in total during the term of this Agreement.
(b)	Paragraph (a) above does not apply to:
(i)	any disposal made in the ordinary course of day to day business or operations of the disposing entity (including, without limitation, disposals of subsidiaries or lines of business, provided that this shall not include a disposal of the core electricity distribution business);
(ii)	disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant member of the Group's business or operations;
(iii)	any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant member of the Group's business or operations;
(iv)	the exchange of assets for other assets of a similar or superior nature and value, or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within 12 months of that disposal (or, if contractually committed to be used within 12 months, are actually used within 18 months of that disposal);
(v)	the disposal of assets by one wholly-owned Subsidiary of the Company to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Company by one of its Subsidiaries;
(vi)	disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of "off balance sheet" financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains to be lent or remains payable under this Agreement shall not exceed £100,000,000;
(vii)	any disposal which the Lender has agreed shall not be taken into account;
(viii)	arising as a result of any Security Interest or Quasi-Security Interest permitted under paragraph (c) above of Clause 17.5;
39

(ix)	the application or disposal of cash not otherwise prohibited under the Finance Documents;
(x)	any disposal by a member of Group compulsorily required by law or regulation having the force of law or any order of any government entity made thereunder and having the force of law provided that and to the extent permitted by such law or regulation:
(A)	such disposal is made for fair market value; and
(B)	such disposal does not have a Material Adverse Effect.
17.7	Environmental matters
(a)	The Company will and will ensure that its Material Subsidiaries will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect.
(b)	The Company will, promptly upon becoming aware of the same, inform the Lender in writing of:
(i)	any Environmental Claim against any member of the Group which is current, pending or threatened; and
(ii)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, would have a Material Adverse Effect.

17.8	Insurance

Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business.

17.9	Merger

The Company shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

17.10	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

17.11	Acquisitions
(a)	Except as provided below, neither the Company nor any Material Subsidiary may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).
(b)	Provided that no Event of Default is outstanding on the date of the acquisition or would occur as a result of the acquisition, paragraph (a) above does not apply to:
(i)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group as permitted under paragraph (b) of Clause 17.6 (Disposals) above;
40

(ii)	an acquisition where the consideration (including associated costs and expenses) for the acquisition (when aggregated with the consideration (including associated costs and expenses) for any other acquisition permitted under this paragraph) during the term of this Agreement does not exceed 5% of the sum of the issued share capital, share premium and consolidated reserves (including retained earnings) of the Company, as shown by its most recent audited consolidated financial statements; and
(iii)	any acquisition which the Lender has consented to in writing.
17.12	Prohibition on Subsidiary Financial Indebtedness

The Company shall procure that no member of the Group (other than the Company) will incur or allow to remain outstanding any Financial Indebtedness unless the relevant member of the Group is a special purpose vehicle incorporated solely for the purpose of incurring such Financial Indebtedness and which does not undertake any other activities.

17.13	Arm's length transactions

The Company shall not (and the Company shall ensure no member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value where to do so would be in contravention of the Licence, provided that if, at any time, the Licence is not in effect, the Company shall not (and shall ensure no member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value.

17.14	Pensions
(a)	The Company shall ensure that no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme).
(b)	Except for in respect of the Electricity Supply Pension Scheme (and in particular the E.On Group, Networks Group and in the case of merger, the WPD Group), the Company shall ensure that no member of the Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.
(c)	The Company shall promptly notify the Lender if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
17.15	Licence

The Company will at all times:

(a)	comply with the terms of the Licence in all material respects;
(b)	without prejudice to the generality of paragraph (a) above of Clause 17.15, comply with the ring fencing provisions of the Licence in all respects; and
(c)	not take any action or make any omission which is reasonably likely to result in the revocation or termination of the Licence.
41

17.16	Investment Grade Rating

The Company shall procure that the long-term, unsecured and non credit-enhanced debt obligations of the Company shall be rated Baa3/BBB-, or such higher rating as required by the Licence, or above, by at least one of Moody's and Standard and Poor's and shall not be rated below Baa3/BBB-, or such higher rating as required by the Licence, by either of Moody's or Standard and Poor's.

17.17	Sanctions
(a)	Neither the Company, nor any other member of the Group, shall be the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control (the OFAC), the United Nations Security Council (the UNSC), the European Union, Her Majesty's Treasury (the HMT), or other relevant sanctions authority (collectively, Sanctions), and no member of the Group shall be located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions.
(b)	The Company undertakes that no member of the Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (the "Person"), to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(c)	The Company shall ensure that the source of any funds for discharging its obligations under this Agreement is not obtained from any designated target of any Sanctions or any of Syria, Cuba, Iran, North Korea, Sudan or any other country or territory, that, at the time of such payment, is the subject of country-wide or territory-wide Sanctions.
17.18	Anti-Corruption
(a)	The Company shall not (and shall ensure that no other member of the Group will) use the proceeds, or cause or permit the proceeds of any Loan to be used, directly or indirectly, in any way that would be in breach of applicable anti-corruption laws.
(b)	The Company shall (and shall ensure that each other member of the Group will):
(i)	conduct its businesses in compliance with applicable anti-corruption laws; and
(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.
18.	Default
18.1	Events of Default

Each of the events set out in this Clause is an Event of Default.

18.2	Non-payment

The Company fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by:

(a)	administrative or technical error; or
42

(b)	a Disruption Event,

and payment is made within five Business Days of its due date.

18.3	Breach of other obligations
(a)	The Company does not perform or comply with its obligations under Clause 16 (Financial Covenants).
(b)	The Company does not perform or comply with any of its other obligations under any Finance Document in any material respect or any representation or warranty by the Company in this Agreement or in any document delivered under it is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstances giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 20 Business Days of the earlier of the Lender giving notice requiring the same to be remedied and the Company becoming aware of such non-compliance or misrepresentation, as the case may be.
18.4	Cross-default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of that member of the Group as a result of an event of default (however described).
(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).
(e)	No Event of Default will occur under this Clause 18.4 unless and until the aggregate amount of such Financial Indebtedness falling within paragraphs (a) to (d) above is more than £20,000,000 or its equivalent in any other currency or currencies.
18.5	Insolvency
(a)	Any of the following occurs in respect of the Company:
(i)	it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent;
(ii)	it suspends making payments on all or any class of its debts or publicly announces an intention to do so;
(iii)	by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or
(iv)	a moratorium is declared in respect of any of its indebtedness.
(b)	If a moratorium occurs in respect of the Company, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.
43

18.6	Insolvency proceedings
(a)	Except as provided below, any of the following occurs in respect of the Company:
(i)	a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(ii)	any person presents a petition for its winding-up, administration or dissolution;
(iii)	an order for its winding-up, administration or dissolution is made;
(iv)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;
(v)	its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;
(vi)	enforcement of any Security over any of its assets; or
(vii)	any other analogous step or procedure is taken in any jurisdiction.
(b)	Paragraph (a) above does not apply to:
(i)	a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; or
(ii)	a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case which is on terms approved by the Lender.
18.7	Creditors' process

A distress, attachment, execution or other legal process material in relation to the Company's ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Company and is not discharged or stayed within 30 days.

18.8	Licence

Either:

(a)	notice is given to revoke or terminate the Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or
(b)	the Licence is revoked,

in either case, other than in circumstances which permit the Company or its Subsidiaries to carry on the distribution business of the Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the Licence, issued under the Act or pursuant to the Utilities Act, 2000.

44

18.9	Balancing and Settlement Code

The Company:

(a)	ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where the Company is able to carry on its distribution business; or
(b)	breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect.
18.10	Unlawfulness and invalidity
(a)	It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents in any material respect.
(b)	Any obligation or obligations of the Company under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.
18.11	Cessation of business

The Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 17.6 (Disposals).

18.12	Repudiation and rescission of agreements

The Company rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

18.13	Ownership of other Group companies

The Company ceases to own (directly or indirectly) 100% of the shares in any of its Subsidiaries:

(a)	which is engaged in the core electricity distribution business; or
(b)	in respect of which it has any actual or contingent financial obligations other than as a result of a solvent liquidation or reorganisation so long as any payments or assets distributed as a result of such solvent liquidation or reorganisation are distributed to other members of the Group.
18.14	Acceleration

If an Event of Default is outstanding, the Lender may by notice to the Company:

(a)	cancel the Commitment; and/or
(b)	declare that all or part of any amounts outstanding under the Finance Documents are:
(i)	immediately due and payable; and/or
(ii)	payable on demand by the Lender.

Any notice given under this Clause 18.14 will take effect in accordance with its terms.

45

19.	Evidence and Calculations
19.1	Accounts

Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

19.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of, the actual number of days elapsed in the relevant period divided by 365 and shall be rounded to five decimal places.

20.	Indemnity
20.1	Indemnity
(a)	Subject to paragraph (b) below, the Company shall, within five Business Days of a demand by the Lender indemnify the Lender against any cost, loss or liability which the Lender incurs as a consequence of:
(i)	the occurrence of any Event of Default;
(ii)	the acceleration of the Loan;
(iii)	a failure by the Company to pay any amount due under a Finance Document on its due date;
(iv)	the Lender's funding or making arrangements to fund the Loan requested by the Company in a Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of negligence or default by the Lender alone);
(v)	the Loan or part of the Loan not being prepaid in accordance with a notice of prepayment given by the Company; or
(vi)	any prepayment of the Loan being made under any provision of this Agreement.
(b)	If:
(i)	any cost, loss or liability incurred by the Lender under paragraph (a) above is in respect of any Swap Break Costs, the provisions of paragraphs (c) to (e) (inclusive) below shall apply; and
(ii)	any Swap Break Costs are received by the Lender under any Related Swap Agreement due to the termination by the Lender of the Related Swap Agreement as a result of any event specified in paragraph (a) above, the provisions of paragraphs (c) to (e) (inclusive) below shall apply and the Lender shall pay the amount of such Swap Break Costs to the Company in accordance therewith.
46

(c)	On the date of termination by the Lender of the Related Swap Agreement as a result of an event specified in paragraph (a) above (the Termination Date), the Lender shall notify the Company that such termination has occurred.
(d)	The Swap Break Costs shall be the amount certified in writing (including such calculations as are shown in any statement provided under the Related Swap Agreement by the parties thereto pursuant to section 6(d)(i) (Statement) of the 2002 ISDA Master Agreement) by the Lender to be the Early Termination Amount under and as defined in the Related Swap Agreement which is payable by the Lender to the counterparty to the Related Swap Agreement or which is payable by the counterparty to the Related Swap Agreement to the Lender (as applicable) as a result of the Lender closing out or unwinding the Related Swap Agreement due to an event specified in paragraph (a) above, such certification to be delivered by the Lender to the Company as soon as reasonably practicable after determination of the Early Termination Amount under and as defined in the Related Swap Agreement.
(e)	No Swap Break Costs shall be payable by any Party until the amount of the Swap Break Costs has been determined in accordance with this Clause. If the Swap Break Costs are a cost or loss to the Lender, the Company shall within two Business Days of demand pay such amount to the Lender. If the Swap Break Costs are a receipt or gain by the Lender, the Lender shall within two Business Days of demand pay such amount to the Company.
(f)	The Lender agrees that it shall not:
(i)	waive its rights under the Related Swap Agreement; or
(ii)	request that the counterparty to the Related Swap Agreement waives its rights thereunder,

in each case without the prior consent of the Company.

21.	Expenses
21.1	Initial costs

Subject to any cap agreed between the Parties, the Company must pay to the Lender promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents.

21.2	Subsequent costs

Subject to any cap agreed between the Parties, the Company must pay to the Lender promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and
(b)	any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement.
21.3	Enforcement costs

The Company must pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

47

22.	Amendments and Waivers
22.1	Procedure

The Lender and the Company may agree to amend or waive any term of the Finance Documents.

22.2	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Lender (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

22.3	Waivers and remedies cumulative

The rights of the Lender under the Finance Documents:

(a)	may be exercised as often as necessary;
(b)	are cumulative and not exclusive of its rights under the general law; and
(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

23.	Changes to the Parties
23.1	Assignments and transfers by the Company

The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

23.2	Assignments and transfers by the Lender
(a)	The Lender (the Existing Lender) may, subject to the following provisions of this Clause 23, at any time assign or transfer (including by way of novation) in whole but not in part its rights and obligations under this Agreement to any bank, financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).
(b)	The Existing Lender must first obtain the consent of the Company (such consent not to be unreasonably withheld or delayed and which shall be deemed to have been given if, after five Business Days following receipt of notice, the Company has not refused its consent) before it may make a transfer or assignment unless:
(i)	the New Lender to whom the transfer or assignment is proposed to be made is an Affiliate of the Existing Lender; or
(ii)	the transfer or assignment is made at a time when an Event of Default has occurred and is continuing.
(c)	An assignment of rights or a transfer of rights and obligations will be effective only if either:
(i)	the obligations are novated in accordance with the following provisions of this Clause 23; or
48

(ii)	the New Lender confirms to the Company that it is bound by the terms of this Agreement as a Lender. On the assignment or transfer becoming effective in this manner the Existing Lender will be released from its rights and obligations under this Agreement to the extent that they are assigned or transferred to the New Lender.
(d)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.
23.3	Procedure for transfer by way of novations
(a)	In this Clause:

Transfer Date means, for a Transfer Certificate, the proposed Transfer Date specified in that Transfer Certificate.

(b)	A novation is effected if the Existing Lender and the New Lender execute a duly completed Transfer Certificate.
(c)	On the Transfer Date:
(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and
(ii)	the Existing Lender will be released from those obligations and cease to have those rights.
23.4	Limitation of responsibility of Existing Lender
(a)	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:
(i)	any Finance Document or any other document; or
(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)	The New Lender confirms to the Existing Lender that it:
(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and
(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.
(c)	Nothing in any Finance Document requires an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or
49

(ii)	support any losses incurred by the New Lender by reason of the non-performance by the Company of its obligations under any Finance Document or otherwise.
23.5	Costs resulting from change of Lender or Facility Office

If:

(a)	the Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and
(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 9 (Tax Gross-Up and Indemnities) or Clause 11 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 23.5 shall not apply in relation to Clause 9 (Tax Gross-Up and Indemnities), to a Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of Clause 9.5 (HMRC DT Treaty Passport scheme confirmation) if the Company making the payment has not complied with its obligations under paragraph (b) of Clause 9.5 (HMRC DT Treaty Passport scheme confirmation).

23.6	Copy of Transfer Certificate to the Company

The Existing Lender shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

23.7	Security over Lender's rights

In addition to the other rights provided to Lender under this Clause 23, the Lender may without consulting with or obtaining consent from the Company, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure its obligations including, without limitation:

(a)	any charge, assignment or other security to secure obligations to a federal reserve or central bank; and
(b)	if the Lender is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by the Company or grant to any person any more extensive rights than those required to be made or granted to the Lender under the Finance Documents.
50

24.	Confidentiality and Disclosure of Information
24.1	Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 24.2 (Disclosure of Confidential Information) and Clause 24.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

24.2	Disclosure of Confidential Information

The Lender may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(iii)	appointed by the Lender or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom or for whose benefit the Lender charges, assigns or otherwise creates security (or may do so) pursuant to Clause 23.7 (Security over Lender's rights);
51

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(viii)	who is a Party; or
(ix)	with the consent of the Company;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)	in relation to paragraph (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)	in relation to paragraph (b)(vi) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)	in relation to paragraph (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)	to any person appointed by the Lender or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) of Clause 24.2 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the Lender;
(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
24.3	Disclosure to numbering service providers
(a)	The Lender may disclose to any national or international numbering service provider appointed by the Lender to provide identification numbering services in respect of this Agreement, the Loan and/or the Company the following information:
(i)	name of the Company;
(ii)	country of domicile of the Company;
52

(iii)	place of incorporation of the Company;
(iv)	date of this Agreement;
(v)	date of each amendment and restatement of this Agreement;
(vi)	amount of Commitment;
(vii)	currency of the Loan;
(viii)	type of Loan;
(ix)	ranking of Loan;
(x)	Final Maturity Date;
(xi)	changes to any of the information previously supplied pursuant to paragraphs (i) to (x) above; and
(xii)	such other information agreed between the Lender and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or the Company by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	The Company represents that none of the information set out in paragraphs (a)(i) to (a)(xii) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Lender shall notify the Company of:
(i)	the name of any numbering service provider appointed by the Lender in respect of this Agreement, the Loan and/or the Company; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or the Company by such numbering service provider.
25.	Set-off

The Lender may set off any matured obligation owed to it by the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If the Lender exercises its rights of set-off or conversion it must as soon as reasonably practicable notify the Company of such exercise.

26.	Severability

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

53

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or
(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
27.	Counterparts

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

28.	Notices
28.1	In writing
(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, or fax or any other electronic communication agreed between the Parties.
(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.
(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.
28.2	Contact details
(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the other Party on or before the date it becomes a Party.
(b)	The contact details of the Company for this purpose are:

Address: Avonbank, Feeder Road, Bristol BS2 0TB

Fax number: 01179 332 108

Phone number: 01179 332 354

Email: jhunt9@westernpower.co.uk

Attention: Julie Hunt

The contact details of the Lender for this purpose are:

Address:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
United Kingdom

Fax number(s):	+44 (0) 20 7577 1173 and +44 (0) 20 7577 1559

Attention:	Administration: The Manager, Loans Participations

54

(c)	Any Party may change its contact details by giving five Business Days' notice to the other Party.
(d)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.
28.3	Effectiveness
(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:
(i)	if delivered in person, at the time of delivery;
(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and
(iii)	if by fax, when received in legible form.
(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
(c)	A communication to the Lender will only be effective on actual receipt by it.
29.	Language
(a)	Any notice given in connection with a Finance Document must be in English.
(b)	Any other document provided in connection with a Finance Document must be:
(i)	in English; or
(ii)	accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.
30.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

31.	Enforcement
31.1	Jurisdiction
(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement.
(b)	The English courts are the most appropriate and convenient courts to settle any such dispute and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.
(c)	This Clause is for the benefit of the Lender only. To the extent allowed by law, the Lender may take:
(i)	proceedings in any other court; and
55

(ii)	concurrent proceedings in any number of jurisdictions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

56

Schedule 1

 Conditions Precedent Documents

1.	Corporate documents
(a)	A certified copy of the constitutional documents of the Company.
(b)	A certified copy of a resolution provided in lieu of a meeting of the board of directors or a committee of the board of directors of the Company approving the terms of, and the transactions contemplated by, the Finance Documents.
(c)	A specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.
(d)	A certificate of the Company (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Company to be exceeded.
(e)	A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.	Finance documents

This Agreement executed by the Company.

3.	Legal opinions

A legal opinion of Allen & Overy LLP, legal advisers to the Company addressed to the Lender.

4.	Other documents and evidence
(a)	The Original Financial Statements.
(b)	Evidence that the Lender has carried out and is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by the Finance Documents.
57

Schedule 2

 Form of Transfer Certificate

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Lender
From:	[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)
Date:	[●]

Western Power Distribution (East Midlands) plc – £100,000,000 Inflation-Linked
Loan Agreement dated [●] 2016 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.	The Existing Lender and the New Lender agree to the Existing Lender transferring by novation to the New Lender, and in accordance with Clause 23.3 (Procedure for transfer by way of novations), all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents (the Transfer).
2.	The proposed Transfer Date is [●].
3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
4.	The New Lender confirms that the transfer complies with and satisfies the requirements set out in Clause 23.2 (Assignments and transfers by the Lender).
5.	The New Lender represents to the Company that, as at the date hereof, it is:
(a)	[a Qualifying Lender falling within paragraph (i)(A) or paragraph (ii) of the definition of Qualifying Lender;]
(b)	[a Treaty Lender;]
(c)	[not a Qualifying Lender].*
6.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
58

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**
7.	[The New Lender confirms that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]), and is tax resident in [●] *** so that interest payable to it by the Company is generally subject to full exemption from UK withholding tax and notifies the Company that the Company must make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.]****

NOTES:

*	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.
**	Include if New Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 9.1 (Definitions).
***	Insert jurisdiction of tax residence.
****	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
59

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]                                    [NEW LENDER]

By:                                                                     By:

The Transfer Date is [●]

[●]

By: _____________________________

60

Schedule 3

 Form of Compliance Certificate

To: The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Lender

From: Western Power Distribution (East Midlands) plc

Date: [●]

Western Power Distribution (East Midlands) plc – £100,000,000 Inflation-Linked
Loan Agreement dated [●] 2016 (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2.	We confirm that as at [relevant testing date], Consolidated EBITDA was [●] and Interest Payable was [●], therefore the ratio of Consolidated EBITDA to Interest Payable was [●] to 1.
3.	We confirm that as at [relevant testing date], Regulatory Asset Base was [●] and Total Net Debt was [●]; therefore Total Net Debt does not exceed 85% of the Regulatory Asset Base.
4.	We set out below calculations establishing the figures in paragraphs 2 and 3 above:

[●].

5.	We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[●].

6.	[We confirm that no Default is outstanding as at [relevant testing date].][1]

WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

By:

Director

Director

__________________________

[1]	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

61

Schedule 4

 Form of Subordination Deed

THIS SUBORDINATION DEED is entered into as a deed on [                              ] and is made

BETWEEN:

(1)	WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC (registered number 02366923) (the Company);
(2)	[SUBORDINATED CREDITOR] (the Subordinated Creditor); and
(3)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the Lender).
1.	Interpretation
1.1	Definitions

In this Deed:

Agreement means the £100,000,000 Inflation-Linked Loan Agreement dated [●] 2016 between the Company and the Lender.

Certificate means a document substantially in the form set out in Annex 2 (Form of Certificate).

Party means a party to this Deed.

Permitted Subordinated Debt Payment means:

(a)	the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document;
(b)	the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or
(c)	the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document,

provided that the Company, prior to any action referred to in paragraphs (a) to (c) above being taken, delivers to the Lender a Certificate, signed by two directors of the Company, certifying that, taking into account any such action, the Company will be in compliance with its obligations under Clause 16 (Financial Covenants) of the Agreement on each of the next two Measurement Dates.

Senior Debt means any present or future liability (actual or contingent) payable or owing by the Company to the Lender under or in connection with the Finance Documents.

Senior Debt Discharge Date means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and the Lender has no commitment or liability, whether present or future, actual or contingent, in relation to the Loan, as determined by the Lender.

Subordinated Creditor Accession Deed means a deed substantially in the form set out in Annex 1 (Form of Subordinated Creditor Accession Deed).

62

Subordinated Debt means any present or future liability (actual or contingent) payable or owing by the Company to the Subordinated Creditor under or in connection with any Subordinated Finance Document.

Subordinated Finance Document means [●].

1.2	Construction
(a)	Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed.
(b)	The principles of construction set out in the Agreement will have effect as if set out in this Deed.
(c)	Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date.
1.3	Third Party rights

Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed.

2.	Subordination
2.1	Ranking

Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt.

2.2	Undertakings of the Company

The Company must not without the prior consent of the Lender:

(a)	make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment;
(b)	secure, in any manner, all or any part of the Subordinated Debt;
(c)	defease, in any manner, all or any part of the Subordinated Debt;
(d)	give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; o
(e)	procure any other person to do any of the acts or take any of the actions referred to paragraphs (a) to (d) above of Clause 2.2.
2.3	Undertakings of the Subordinated Creditor
(a)	The Subordinated Creditor will not without the prior written consent of the Lender:
(i)	allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Company in respect of all or any part of the Subordinated Debt; or
63

(ii)	take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected.
(b)	The Subordinated Creditor will not without the prior written consent of the Lender receive any payment save where such payment is a Permitted Subordinated Debt Payment.
(c)	The Subordinated Creditor will not without the prior written consent of the Lender:
(i)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise;
(ii)	initiate or support or take any steps with a view to, or which may lead to:
(A)	any insolvency, liquidation, reorganisation, administration or dissolution proceedings;
(B)	any voluntary arrangement or assignment for the benefit of creditors; or
(C)	any similar proceedings,

involving the Company or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise;

(iii)	bring or support any legal proceedings against the Company or any of its Subsidiaries; or
(iv)	otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien).
(d)	If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Lender and pay them immediately to the Lender to be applied against the Senior Debt.
(e)	The Subordinated Creditor and the Company hereby agree for the benefit of the Lender that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment or otherwise with the consent of the Lender, repayable unless and until the Senior Debt Discharge Date shall have occurred.
2.4	Subordination on insolvency

If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Company or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Company, or the Company becomes subject to any event mentioned in Clause 18.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event:

(a)	the Subordinated Debt shall continue to be subordinated to the Senior Debt;
(b)	any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with
64

respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Company or its estate (the rights) made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lender and shall forthwith be paid or, as the case may be, transferred or assigned to the Lender to be applied against the Senior Debt;

(c)	if the trust referred to in paragraph (b) above or paragraph (d) of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Lender) to be applied against the Senior Debt;
(d)	the Subordinated Creditor acknowledges the rights of the Lender to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph (b) above of Clause 2.4 and give acquittance therefore and to file claims and take such other proceedings, in the Lender's own name or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Deed; and
(e)	the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Lender to be its attorney in order to enable the Lender to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph (b) above of Clause 2.4 or to do anything which that Subordinated Creditor has authorised the Lender or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Lender may delegate that power on such terms as it sees fit).
3.	Set-off
(a)	The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Company.
(b)	If any part of the Subordinated Debt is discharged in whole or in part by way of set-off, the Subordinated Creditor will promptly pay to the Lender for application in accordance with the terms of paragraph (b) of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off.
4.	New Money

The Subordinated Creditor hereby agrees that the Lender may, at its discretion, increase the facility made available to the Company and make further advances to the Company, and each such advance will be deemed to be made under the terms of the Agreement.

5.	Protection of Subordination
(a)	The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt.
(b)	Except as provided in this Deed, the subordination is, and the Subordinated Creditor's obligations under this Deed will, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor's obligations under this Deed.
65

6.	Miscellaneous
(a)	This Deed overrides anything in any Subordinated Finance Document to the contrary.
(b)	Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below.
(c)	This Deed is a Finance Document.
7.	Assignment
(a)	The Lender shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions.
(b)	The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed.
8.	Termination

Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate.

9.	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	Jurisdiction

The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

66

Annex 1

 Form of Subordinated Creditor Accession Deed

To: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Lender.

To: WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

From: [Acceding Subordinated Creditor]

THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the Acceding Subordinated Creditor) in relation to the subordination deed (the Subordination Deed) dated [●] between, among others, Western Power Distribution (East Midlands) plc) as Company, The Bank oOf Tokyo-Mitsubishi UFJ, Ltd. as Lender and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed.

In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor.

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

67

SIGNATORIES

Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC	)
acting by	)
Director

In the presence of:
Witness's Signature:
Name:
Address:
Company contact details:
Address:	Avonbank, Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
Email:	jhunt9@westernpower.co.uk
Attention:	Julie Hunt

Acceding Subordinated Creditor

EXECUTED as a DEED	)
by [ACCEDING SUBORDINATED CREDITOR]	)
acting by	)
Director

In the presence of:
Witness's Signature:
Name:
Address:
Subordinated Creditor contact details:
Address:
Fax number:
Phone number:
Email:
Attention:

68

Lender

EXECUTED as a DEED	)
by [THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.]	)
acting by	)
[●]

In the presence of:
Witness's Signature:
Name:
Address:

69

Annex 2

 Form of Certificate

To: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Lender

From: [Western Power Distribution (East Midlands) plc]

Date: [●]

Western Power Distribution (East Midlands) plc – £100,000,000 Inflation-Linked Loan Agreement
dated [●] 2016 and Subordination Deed dated [●] (the Deed)

1.	We refer to the Agreement and the Deed. Capitalised terms defined in the Deed have the same meaning in this Certificate, unless given a different meaning in this Certificate.
2.	We confirm that the Company will make [insert type of payment] of [insert amount and currency] under [insert description of relevant Subordinated Finance Document] on [insert date of payment].
3.	We confirm that, taking into account such payment, the Company will be in compliance with its obligations under Clause 16 (Financial Covenants) of the Agreement on each of the next two Measurement Dates (as such term is defined in the Agreement).

WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

By: _____________________________

Director

By: _____________________________

Director

70

SIGNATORIES

Company

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC	)
acting by	)
Director

In the presence of:
Witness's Signature:
Name:
Address:
Company contact details:
Address:	Avonbank, Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354
Email:	jhunt9@westernpower.co.uk
Attention:	Julie Hunt

Subordinated Creditor

EXECUTED as a DEED	)
by [SUBORDINATED CREDITOR]	)
acting by	)
Director

In the presence of:
Witness's Signature:
Name:
Address:
Subordinated Creditor contact details:
Address:
Fax number:
Phone number:
Email:
Attention:

71

Lender

EXECUTED as a DEED	)
by [THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.]	)
acting by	)
Director

In the presence of:
Witness's Signature:
Name:
Address:

72

Signatories

THE COMPANY

SIGNED by:	)
for and on behalf of	)	/s/ IAN R. WILLIAMS
acting by	)
)
WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC

Add

Address:	Avonbank
Feeder Road
Bristol BS2 OTB
Fax:	+44 (0)1179 332 108

LENDER

SIGNED by:	)
for and on behalf of	)	/s/ SIMON LELLO
)
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
United Kingdom
Fax:	+44 (0)20-7577-1159

73